CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 10 to the registration statement (No. 33-74628) on Form N-1A (the "Registration Statement") of our reports dated June 5, 1998 relating to the financial statements and financial highlights of State Street Research Strategic Income Fund, State Street Research Legacy Fund and State Street Research Galileo Fund (each a series of State Street Research Securities Trust), which appear in such Statements of Additional Information and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.


/s/ Coopers & Lybrand L.L.P.
    Coopers & Lybrand L.L.P.
    Boston, Massachusetts
    June 29, 1998